Press release
New Haven and Stockholm, 11 April 2018

THE OFFER REFERRED TO IN THIS PRESS RELEASE IS NOT BEING MADE, WHETHER DIRECTLY OR INDIRECTLY, IN AUSTRALIA, HONG KONG, JAPAN, CANADA, NEW ZEALAND, SOUTH AFRICA OR IN ANY OTHER JURISDICTION WHERE SUCH OFFER, ACCORDING TO LEGISLATION AND REGULATIONS IN SUCH JURISDICTION, WOULD BE PROHIBITED BY APPLICABLE LAW. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF SHARES BE ACCEPTED FROM) PERSONS IN THESE COUNTRIES OR PERSONS IN ANY OTHER JURISDICTIONS WHERE TENDER OF SHARES WOULD DEMAND FURTHER DOCUMENTATION, FILINGS OR OTHER MEASURES IN ADDITION TO THOSE REQUIRED PURSUANT TO SWEDISH LAW.
SHAREHOLDERS IN THE UNITED STATES SHOULD REFER TO THE SECTION TITLED “IMPORTANT INFORMATION TO U.S. SHAREHOLDERS” AT THE END OF THIS PRESS RELEASE.

Alexion announces a recommended public cash offer to the shareholders in Wilson Therapeutics
Alexion Pharmaceuticals, Inc.1 (”Alexion”), through Alexion Pharma Nordics Holding AB2 (“Alexion Sweden”), hereby announces a recommended public cash offer to the shareholders in Wilson Therapeutics AB (”Wilson Therapeutics” or the “Company”) to acquire all outstanding shares in Wilson Therapeutics at a price of SEK 232 per share (the ”Offer”). The Wilson Therapeutics shares are listed on Nasdaq Stockholm, Mid Cap.
Summary of the Offer

•
Alexion Sweden offers a price of SEK 232 in cash (the “Offer Price”) for each share in Wilson Therapeutics. The total value of the Offer, based on all outstanding shares in Wilson Therapeutics, amounts to approximately SEK 6,564 million.[3]

•	The Offer Price represents a premium of:

o	70 percent to the closing price of the Wilson Therapeutics share on 10 April 2018 (the last trading day before announcement of the Offer), of SEK 136;

o
89 percent to the last 90 trading days volume weighted average share price of the Wilson Therapeutics share up to and including 10 April 2018 (the last trading day before the announcement of the Offer), of SEK 123; and

o	373 percent to the Initial Public Offering (IPO) price of the Wilson Therapeutics share on 12 May 2016, of SEK 49.

•
The Independent Committee of the Board of Directors of Wilson Therapeutics[4] unanimously recommends the Offer for acceptance by the shareholders in Wilson Therapeutics. The Independent Committee of the Board of Directors has obtained a fairness opinion according to which the Offer is fair from a financial point of view for the shareholders in Wilson Therapeutics.

•
HealthCap VI LP, Abingworth Bioventures VI LP, MVM Fund III LP (including MVM Fund III (No. 2) LP) and NeoMed Innovation V LP, the four largest shareholders in Wilson Therapeutics, as well as Handelsbanken Fonder AB and Fjärde AP-Fonden, whose combined shareholding in Wilson Therapeutics represents 66.1 percent of the total number of shares and votes, have entered into undertakings with Alexion Sweden to accept the Offer, subject to certain conditions. In addition, Polar Capital, holding 7.3 percent of the total number of shares and votes, has expressed its support for, and intends to accept, the Offer. In total, the irrevocable undertakings and the support statement corresponds to 73.4 percent of the total number of shares and votes in Wilson Therapeutics.

•
An offer document regarding the Offer is expected to be published on or about 24 April 2018. The acceptance period for the Offer is expected to commence on or about 25 April 2018 and end on or about 23 May 2018.

Background and reasons to the Offer
Alexion has been a leader in the orphan disease space for the past 20 years serving patients and families affected by rare diseases in the core therapeutic areas of hematology, nephrology, neurology and metabolic disorders through the innovation, development, and commercialization of life-changing therapies. Alexion is a global organization with approximately 2,500 employees serving patients in 50 countries around the world. In 2017, Alexion recorded total revenues of USD 3.5 billion.
Wilson Therapeutics is a biopharmaceutical company, based in Stockholm, Sweden, that develops novel therapies for patients with rare copper-mediated disorders. Wilson Therapeutics’ lead product, WTX101, is in Phase 3 development as a novel treatment for Wilson Disease, an orphan metabolic disorder that fits well within Alexion’s core therapeutic focus.
Wilson Disease is a genetic disorder where loss of function of the ATP7B copper-binding protein leads to impaired copper transport and excretion. This results in accumulation of free copper in the bloodstream, and ultimately in damaging accumulation of copper in the liver, brain and other organs. Wilson Disease affects approximately one in every 30,000 people worldwide, at any age, corresponding to a prevalence of approximately 10,000 patients in the US and 15,000 patients in the EU. Wilson Disease is fatal if left undiagnosed and untreated so all patients diagnosed, irrespective of type and severity of symptoms, must receive life-long therapy for their disease. The therapies currently being used in Wilson Disease were introduced in the 1950s and 60s. Since then, no new treatment options have been developed and considerable unmet medical needs still exist.

Alexion believes that Wilson Therapeutics aligns closely with Alexion’s corporate strategy to serve patients who have severe, rare and life-threatening conditions with medicines that will transform their lives. Alexion believes that the development of WTX101 would be greatly enhanced and its potential maximized through a business combination enabling it to benefit from Alexion’s cultivated expertise in rare disease drug development, its strong and tailored commitment to support its patients as well as its expertise in commercializing therapies for orphan diseases across its 50+ country global operating platform.

With WTX101, Alexion will have the potential to serve patients with the rare and devastating Wilson Disease and address the significant unmet need with current standard of care alternatives.

Alexion places great value on Wilson Therapeutics’ management team and employees, and expects that the Offer will support further growth and create long term positive effects for Wilson Therapeutics and its employees and does not expect completion of the Offer to have any negative impact for Wilson Therapeutics’ organization, employees, including their terms of employment, or to the locations of Wilson Therapeutics’ operations.

The Offer
Alexion Sweden offers SEK 232 in cash for each share in Wilson Therapeutics. The total value of the Offer, based on all outstanding shares in Wilson Therapeutics, amounts to approximately SEK 6,564 million.) If Wilson Therapeutics, prior to settlement of the Offer, pays a dividend or makes any other value transfer to its shareholders, the Offer Price will be reduced accordingly. No commission will be charged in connection with the Offer.

The Offer Price represents a premium of:

•	70 percent to the closing price of the Wilson Therapeutics share on 10 April 2018 (the last trading day before announcement of the Offer), of SEK 136;

•
89 percent to the last 90 trading days volume weighted average share price of the Wilson Therapeutics share up to and including 10 April 2018 (the last trading day before the announcement of the Offer), of SEK 123; and

•	373 percent to the Initial Public Offering (IPO) price of the Wilson Therapeutics share on 12 May 2016, of SEK 49.

The acceptance period for the Offer is expected to commence on or about 25 April 2018 and end on or about 23 May 2018. Settlement is expected to commence on or about 30 May 2018, subject to the conditions for completion having been fulfilled or if Alexion Sweden otherwise decides to complete the Offer.

Recommendation from the Independent Committee of the Board of Directors of Wilson Therapeutics and fairness opinion
The Independent Committee of the Board of Directors of Wilson Therapeutics6 unanimously recommends the Offer for acceptance by the shareholders in Wilson Therapeutics. The Independent Committee of the Board of Directors has obtained a fairness opinion from PwC according to which, based on the assumptions and reservations stated in the opinion, the Offer is fair from a financial point of view for the shareholders in Wilson Therapeutics. The statement by the Independent Committee of the Board of Directors of Wilson Therapeutics and the fairness opinion will be announced today in a separate press release by Wilson Therapeutics.

Alexion’s and Alexion Sweden’s shareholding in Wilson Therapeutics
None of Alexion or Alexion Sweden owns any shares in Wilson Therapeutics or any other financial instruments that provide a financial exposure to the Wilson Therapeutics shares, or has acquired or agreed to acquire any shares in Wilson Therapeutics or any financial instruments that provide a financial exposure to Wilson Therapeutics shares during the last six months prior to the announcement of the Offer.
Alexion Sweden may during the acceptance period for the Offer acquire, or enter into arrangements to acquire, shares in Wilson Therapeutics. Such acquisitions or agreements will be made in accordance with applicable Swedish laws and regulations and will be disclosed in accordance with applicable rules.
Undertakings to accept the Offer and support statements
HealthCap VI LP, Abingworth Bioventures VI LP, MVM Fund III LP (including MVM Fund III (No. 2) LP) and NeoMed Innovation V LP, the four largest shareholders in Wilson Therapeutics, as well as Handelsbanken Fonder AB and Fjärde AP-Fonden, whose combined shareholding in Wilson Therapeutics represents 66.1 percent of the total number of shares and votes, have entered into undertakings with Alexion Sweden to accept the Offer, subject to certain conditions. The undertakings will lapse in the event that a third party, before the earlier of (i) the expiration of the acceptance period (including any extension) under the Offer and (ii) the Offer is declared unconditional at an acceptance level exceeding 90 percent of all outstanding shares in the Company, makes a public offer for all the shares in the Company which exceeds the value of the consideration per share available under the Offer by more than 10 percent, provided that Alexion Sweden does not revise its Offer to at least the same level as the competing offer. The undertakings will also lapse in the event that the Offer has not been declared unconditional before 9 July 2018.
Polar Capital, holding 7.3 percent of the total number of shares and votes in Wilson Therapeutics, has further expressed its support for the Offer and intends to accept this.
In total, the irrevocable undertakings and the support statement corresponds to 73.4 percent of the total number of shares and votes in Wilson Therapeutics.
Conditions for completion of the Offer
Completion of the Offer is conditional upon:

(1)	the Offer being accepted to the extent that Alexion Sweden becomes the owner of more than 90 percent of the total number of shares in Wilson Therapeutics, after full dilution;

(2)
the obtaining by all, with respect to the Offer and completion of the acquisition of Wilson Therapeutics, necessary regulatory approvals or similar clearances, approvals and decisions, including from competition authorities, in each case on terms acceptable to Alexion Sweden;

(3)	no third party having announced an offer to acquire the shares in Wilson Therapeutics on terms which are more favourable to the shareholders in Wilson Therapeutics than the terms of the Offer;

(4)
neither the Offer nor the acquisition of Wilson Therapeutics being wholly or partly, actually or reasonably anticipated to be, prevented or materially adversely affected by any legislation or other regulation, court decision, public authority decision or similar circumstance that is at hand or can reasonably be anticipated, that Alexion Sweden could not reasonably have foreseen at the time the Offer was disclosed;

(5)
there being no circumstances, outside the control of Alexion Sweden, that have had or reasonably could have a material adverse effect upon Wilson Therapeutics’ sales, results, liquidity, equity, net indebtedness or assets;

(6)
no information publicly announced by Wilson Therapeutics, or otherwise disclosed in writing to Alexion Sweden prior to the announcement of the Offer, being materially inaccurate, incomplete or misleading, and Wilson Therapeutics having made public all information which should have been made public by it; and

(7)	Wilson Therapeutics not having engaged in any actions that would typically be intended to adversely affect the conditions for the launch or successful completion of the Offer.

Alexion Sweden reserves the right to withdraw the Offer in the event it becomes clear that any of the above conditions are not fulfilled or cannot be fulfilled. Regarding conditions (2) to (7), the Offer may only be withdrawn if the non-fulfillment of such condition is of material importance to Alexion Sweden’s acquisition of Wilson Therapeutics.

Alexion Sweden reserves the right to waive, in full or in part, one or more of the above conditions, which, inter alia, includes the right for Alexion Sweden to complete the Offer at an acceptance level of less than 90 percent.

Necessary approvals
The acquisition of Wilson Therapeutics requires approval of relevant competition authorities and Alexion Sweden expects to obtain such approvals prior to the end of the acceptance period.

Financing of the Offer
The Offer is not subject to any financing condition. Alexion Sweden will finance the Offer using Alexion’s available cash reserves. As at 31 December 2017, Alexion had equity amounting to USD 8,893.1 million and available cash reserves, including unused credit lines, amounting to USD 1,971.9 million.

Alexion and Alexion Sweden in brief
Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases through the innovation, development, and commercialization of life-changing therapies. Alexion is the global leader in complement inhibition and has developed and commercializes the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH), atypical hemolytic uremic syndrome (aHUS), and anti-acetylcholine receptor (AchR) antibody-positive generalized myasthenia gravis (gMG). In addition, Alexion has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). As the leader in complement biology for over 20 years, Alexion focuses its research efforts on novel molecules and targets in the complement cascade, and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, and metabolic disorders. Further information about Alexion can be found at: www.alexion.com.

Alexion Sweden is a newly formed Swedish private limited liability company with its registered seat in Stockholm. Alexion Sweden, which was established as a bidding vehicle, has not conducted any operations other than preparing for and making the Offer.
Due diligence
Alexion Sweden has, in connection with its preparation for the Offer, conducted a limited due diligence review of Wilson Therapeutics inter alia to confirm the information that Wilson Therapeutics has made public. During the due diligence review, Alexion Sweden has reviewed legal, financial, regulatory, commercial and other information. Wilson Therapeutics has informed Alexion Sweden that no information that has not already been disclosed by Wilson Therapeutics, and that is considered inside information, has been provided to Alexion Sweden during the due diligence review.

Stock options, share rights and warrants granted or issued by Wilson Therapeutics for the purpose of its long term incentive plans
Wilson Therapeutics has granted stock options (Sw. personaloptioner) and share rights to participants in Wilson Therapeutics’ long-term incentive plans. The Company has also issued warrants (Sw. teckningsoptioner) to its subsidiary Wilson Therapeutics Incentive AB as a hedge for delivering shares related to the stock options and the share rights. The Offer does not include share rights or stock options granted by Wilson Therapeutics to participants in Wilson Therapeutics’ long-term incentive plans, nor does the Offer include the warrants held by Wilson Therapeutics Incentive AB. Alexion Sweden will procure fair treatment of the participants in the long term incentive plans outside of the Offer.

Indicative timetable7

24 April, 2018    Publication of the offer document
25 April, 2018    Commencement of the acceptance period
23 May, 2018    Expiry of the acceptance period
30 May, 2018    Settlement of the Offer is initiated

Alexion Sweden reserves the right to extend the acceptance period, as well as to postpone settlement of the Offer. Alexion Sweden will announce such extension of the acceptance period and/or postponement of settlement by a press release. Settlement of the Offer to Wilson Therapeutics’ shareholders will commence as soon as Alexion Sweden has announced that the conditions for completion of the Offer have been fulfilled, or if Alexion Sweden otherwise decides to complete the Offer. Subject to that such announcement is made no later than 25 May 2018, settlement is expected to commence on or about 30 May 2018.

Compulsory redemption and delisting
As soon as possible after Alexion Sweden has acquired shares representing more than 90 percent of the total number of shares in Wilson Therapeutics, Alexion Sweden intends to initiate compulsory redemption of the remaining shares. In connection therewith, Alexion Sweden intends to promote a delisting of the Wilson Therapeutics shares from Nasdaq Stockholm.
Governing law and disputes
The Offer, and the agreements entered into between Alexion Sweden and Wilson Therapeutics’ shareholders in relation to the Offer, shall be governed by and interpreted in accordance with Swedish law. Disputes concerning, or arising in connection with the Offer, shall be settled exclusively by Swedish courts, with the Stockholm District Court as first instance.
Nasdaq Stockholm’s Takeover Rules (the “Takeover Rules”) and the Swedish Securities Council’s (Sw. Aktiemarknadsnämnden) rulings and statements regarding interpretation and application of the Takeover Rules, and, where appropriate, the Swedish Securities Council’s rulings and clearance regarding interpretation and application of the Swedish Industry and Commerce Stock Exchange Committee’s (Sw. Näringslivets Börskommitté) rules previously applicable to public takeover offers on the stock market, are applicable to the Offer. Alexion Sweden has, in accordance with the Swedish Stock Market (Takeover Bids) Act (Sw. lag (2006:451) om offentliga uppköpserbjudanden på aktiemarknaden) on 10 April 2018, undertaken, in writing, towards Nasdaq Stockholm to comply with mentioned rules, rulings and statements, and to adhere to the sanctions that Nasdaq Stockholm may impose on Alexion Sweden in the event of a breach of the Takeover Rules. Alexion Sweden has, on 11 April 2018, informed the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) about the Offer and about the above mentioned undertakings towards Nasdaq Stockholm.

Advisors
BofA Merrill Lynch is acting as Alexion’s lead financial advisor. Deutsche Bank is also serving as financial advisor and DNB Markets is acting as Nordic financial advisor and Settlement Agent. Advokatfirman

Cederquist is acting as legal advisor as to Swedish law and Ropes & Gray LLP is acting as legal advisor as to U.S. law in connection with the Offer.

Contact information
Alexion Pharmaceuticals, Inc.

Investors:
Susan Altschuller, PhD, +1 (475)-230-3534
susan.altschuller@alexion.com

Media:
Kim Diamond, +1 (475)-230-3775
kim.diamond@alexion.com

For additional details on the transaction, please visit http://ir.alexion.com/acquisitions.cfm.

Alexion Sweden discloses the information provided herein pursuant to the Swedish Stock Market (Takeover Bids) Act and the Takeover Rules. The information was submitted for announcement at 07:00 a.m. (CET) on 11 April 2018.

IMPORTANT INFORMATION
This press release has been published in Swedish and English. In the event of any discrepancy between the Swedish original version and the English translation, the Swedish original version shall prevail.

The Offer, pursuant to the terms and conditions presented in this press release, is not being made to persons whose participation in the Offer requires that an additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish laws and regulations.

This press release and any related Offer documentation are not being distributed and must not be mailed or otherwise distributed or sent in or into any country in which the distribution or offering would require any additional measures to be taken or would be in conflict with any law or regulation in such country – any such action will not be permitted or sanctioned by Alexion Sweden. Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions may be disregarded.

The Offer is not being and will not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality of interstate or foreign commerce of, or any facilities of a national securities exchange of, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa. This includes, but is not limited to facsimile transmission, e-mail, telex, telephone, the internet and other forms of electronic transmission. The Offer cannot be accepted and shares may not be tendered in the Offer by any such use, means, instrumentality or facility of, or from within Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or by persons located or resident in those jurisdictions. Accordingly, this press release and any related Offer documentation are not being and should not be mailed or otherwise transmitted, distributed, forwarded or sent in or into Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or to any Australian, Hong Kongese, Japanese, Canadian, New Zealander or South African or any persons located or resident in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa.

Any purported tender of shares in an Offer resulting directly or indirectly from a violation of these restrictions will be invalid and any purported tender of shares made by a person located in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or any agent, fiduciary or other intermediary acting on a non-discretionary basis for a principal giving instructions from within Australia, Hong Kong, Japan, Canada, New Zealand or South Africa will be invalid and will not be accepted. Each holder of shares participating in the Offer will represent that it is not an Australian, Hong Kongese, Japanese, Canadian, New Zealander or South African, is not located or resident in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa and is not participating in such Offer from Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or that it is acting on a non-discretionary basis for a principal that is not an Australian, Hong Kongese, Japanese, Canadian, New Zealand or South African, that is located outside Australia, Hong Kong, Japan, Canada, New Zealand or South Africa and that is not giving an order to participate in such offer from those jurisdictions. Alexion Sweden will not deliver any consideration from the Offer into Australia, Hong Kong, Japan, Canada, New Zealand or South Africa.

Important information to U.S. shareholders

The Offer described in this announcement will be made for the shares in Wilson Therapeutics, a Swedish limited liability company. The Offer will be made in the United States pursuant to an exemption from certain U.S. tender offer rules provided by Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), in compliance with Section 14(e) of the U.S. Exchange Act and otherwise in accordance with the requirements of Swedish law. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer procedures and laws.

It may be difficult for U.S. shareholders to enforce their rights and any claim arising out of the U.S. federal securities laws, since Wilson Therapeutics and Alexion Sweden are organized in a non-U.S. jurisdiction, and some or all of their officers and directors may be residents of a non-U.S. jurisdiction. U.S. shareholders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgement.

The receipt of cash pursuant to the Offer by shareholders who are U.S. taxpayers may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other tax laws. Each shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of the Offer.

In accordance with normal Swedish practice and pursuant to Rule 14e-5(b) of the U.S. Exchange Act, Alexion Sweden and its affiliates or brokers (acting as agents for Alexion Sweden or its affiliates, as applicable) may from time to time, and other than pursuant to the Offer, directly or indirectly purchase, or arrange to purchase outside the United States, shares in Wilson Therapeutics that are the subject of the Offer or any securities that are convertible into, exchangeable for or exercisable for such shares before or during the period in which the Offer remains open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent information about such purchases or arrangements to purchase is made public in Sweden, such information will be disclosed to U.S. shareholders in Wilson Therapeutics. In addition, the financial advisors to Alexion Sweden, may also engage in ordinary course trading activities in securities of Wilson Therapeutics, which may include purchases or arrangements to purchase such securities.

For purposes of this section “United States” and “U.S.” means the United States of America (its territories and possessions, all states of the Unites States of America and the District of Columbia).

Forward-looking information

Statements in this press release relating to future status and circumstances, including statements regarding future performance, growth and other projections as well as benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as “anticipates”, “expects”, “believes”, or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Actual results may differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Alexion Sweden. Any such forward-looking statements speak only as of the date on which they were made and Alexion Sweden has no obligation (and undertakes no such obligation) to update or revise any of them, whether as a result of new information, future events or otherwise, except for in accordance with applicable laws and regulations.

1) “Alexion” refers to Alexion Pharmaceuticals Inc., a Delaware corporation with reg. no. 2286486 and with registered address at 100 College St, New Haven, CT 06510, United States.

2) “Alexion Sweden” refers to the newly formed Swedish private limited liability company, Off The Shelf 10036 AB, reg.no. 559097-5495 under name change to Alexion Pharma Nordics Holding AB and with registered address c/o Advokatfirman Cederquist KB, P.O. Box 1670, 111 96 Stockholm, Sweden.

3) Based on 28,292,272 outstanding shares. The warrants (Sw. teckningsoptioner) in the Company held by the Company’s subsidiary, Wilson Therapeutics Incentive AB are excluded from the Offer. If, prior to settlement of the Offer, Wilson Therapeutics pays a dividend or makes any other value transfer to shareholders, the Offer as set out above will be reduced accordingly.

4) As a result of undertakings to accept the Offer, the Board members Björn Odlander, Genghis Lloyd-Harris, Bali Muralidhar and Dina Chaya are not members of the Independent Committee and, due to conflict of interest, have not participated and will not participate in any deliberations or decision-making by the Independent Committee in relation to the Offer.

5) Based on 28,292,272 outstanding shares. The warrants (Sw. teckningsoptioner) in the Company held by the Company’s subsidiary, Wilson Therapeutics Incentive AB are excluded from the Offer. If, prior to settlement of the Offer, Wilson Therapeutics pays a dividend or makes any other value transfer to shareholders, the Offer as set out above will be reduced accordingly.

6) As a result of undertakings to accept the Offer, the Board members Björn Odlander, Genghis Lloyd-Harris, Bali Muralidhar and Dina Chaya are not members of the Independent Committee and, due to conflict of interest, have not participated and will not participate in any deliberations or decision-making by the Independent Committee in relation to the Offer.

7) All dates are preliminary and subject to change.